UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2006
TD Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-49992 (Commission File Number)	82-0543156 (I.R.S. Employer Identification Number)

4211 South 102nd Street Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01 Entry Into a Material Definitive Agreement
     On January 23, 2006, Ameritrade Holding Corporation (“Ameritrade”) and certain of its subsidiaries entered into financing facilities in an aggregate amount of $2.2 billion with a syndicate of lenders including Citicorp North America, Inc., as administrative agent and collateral agent (the “Ameritrade Financing Facility”). The Ameritrade Financing Facility consists of a revolving loan facility and two term loan facilities to finance the payment of a portion of the special dividend of Ameritrade of $6.00 per share (the “Special Dividend”) to each holder of common stock of Ameritrade holding such common stock as of January 17, 2005 and to provide an additional source of liquidity for Ameritrade and its subsidiaries following the closing of the acquisition of the United States retail brokerage business of TD Waterhouse Group, Inc. (the “TD Waterhouse Transaction”).
     Citigroup Global Markets Inc. (“Citigroup”), an affiliate of Citicorp North America, Inc., acted as financial advisor to Ameritrade and the special committee of the Ameritrade board of directors in connection with the TD Waterhouse Transaction. Citigroup earned total fees of $7.5 million in connection with such engagement. Ameritrade has also agreed to indemnify Citigroup against specific liabilities and expenses relating to or arising out of its engagement.
     Citigroup and its affiliates have also provided other advisory services to Ameritrade and its affiliates including advising Ameritrade on its acquisition of National Discount Brokers Corporation from Deutsche Bank in 2001 and on its acquisition of Datek in 2002, acting as a joint bookrunner on a $543 million secondary offering of Ameritrade stock in 2003, executing secondary market transactions for selling stockholders of Ameritrade in 2004 and executing derivative structures in 2001 and 2003. Since January 1, 2003, Citigroup has received fees for investment banking and financial advisory services provided to Ameritrade and its affiliates for services related to Ameritrade of approximately $14.4 million, in the aggregate.
     For more information about the Ameritrade Financing Facilities, see the disclosure under Item 2.03 of this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01. For more information about the TD Waterhouse Transaction, see Items 2.01, 3.03 and 5.03 of this Current Report on Form 8-K, which are incorporated by reference into this Item 1.01.
Item 1.02 Termination of a Material Definitive Agreement
     As discussed in Item 1.01 above, on January 23, 2006, Ameritrade and certain of its subsidiaries entered into the Ameritrade Financing Facility. Concurrently with the effectiveness of the Ameritrade Financing Facility, Ameritrade paid in full all outstanding obligations of Ameritrade and its subsidiaries under that certain Third Amended and Restated Revolving Credit Agreement, dated as of December 15, 2003, by and among Ameritrade Holding Corporation, as borrower, First National Bank of Omaha, as agent, and financial institutions from time to time parties thereto as revolving lenders, as amended (the “Prior Credit Agreement”), and the Prior Credit Agreement and related loan documents were terminated.
Item 2.01 Completion of Acquisition or Disposition of Assets
     On January 24, 2006, pursuant to the Agreement of Sale and Purchase, dated June 22, 2005, as amended, between Ameritrade, and The Toronto-Dominion Bank (“TD”), Ameritrade purchased the United States brokerage business of TD Waterhouse from TD in exchange for 196,300,000 shares of Ameritrade common stock and $20,000 in cash. The shares represent approximately 32.5% of TD Ameritrade’s post-transaction outstanding voting securities. In connection with the closing of the TD Waterhouse Transaction, Ameritrade changed its name to “TD Ameritrade Holding Corporation” (“TD Ameritrade”).

In connection with the completion of the TD Waterhouse Transaction, TD Ameritrade, TD and affiliates of TD Ameritrade and TD entered into certain commercial agreements as described in Ameritrade’s definitive proxy statement filed with the SEC on December 2, 2005. In addition, pursuant to a stockholders agreement, dated as of June 22, 2005, among Ameritrade, TD, J. Joe Ricketts and certain Ameritrade stockholders affiliated with Mr. Ricketts (the “Stockholders Agreement”), TD will have the right to designate up to five of 12 TD Ameritrade directors.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
     As discussed in Item 1.01 above, on January 23, 2006, Ameritrade and certain of its subsidiaries entered into the Ameritrade Financing Facility.
     The Ameritrade Financing Facility provides for a $250 million term A loan facility (the “Term A Facility”) and a $1.65 billion term B loan facility (the “Term B Facility”), each of which was drawn in a single draw on January 23, 2006, and a $300 million revolving loan (the “Revolving Facility”), to be drawn by TD Ameritrade from time to time in amounts not less than $1 million. The maturity date of the Term A Facility is December 31, 2011. The maturity date of the Term B Facility is December 31, 2012. The maturity date of the Revolving Facility is December 31, 2010.
     Depending on the type of borrowing by TD Ameritrade, the applicable interest rate under the Revolving Facility and the Term A Facility is calculated as a per annum rate equal to (a) LIBOR plus an interest rate margin for LIBOR loans or (b) (i) the greater of (x) the prime rate or (y) the federal funds effective rate plus 0.5% plus (ii) an interest rate margin for base rate loans. With respect to the Revolving Facility and the Term A Facility the interest rate margin for LIBOR loans is 1.50% if the consolidated leverage ratio of TD Ameritrade is 1.00 to 1.00 or higher, 1.25% if the consolidated leverage ratio of TD Ameritrade is less than 1.75 to 1.00 but greater than or equal to 1.00 to 1.00, and 1.00% if the consolidated leverage ratio of TD Ameritrade is less than 1.00 to 1.00. The interest rate margin for base rate loans under the Revolving Facility and the Term A Facility is 1.00% less than the interest rate margin for LIBOR loans. Depending on the type of borrowing by TD Ameritrade, the applicable interest rate under the Term B Facility is calculated as a per annum rate equal to (a) LIBOR plus 1.50 % or (b) (i) the greater of (x) the prime rate or (y) the federal funds effective rate plus 0.5% plus (ii) 0.50%. As of January 23, 2006, there were no revolving loans and $1.9 billion in term loans outstanding under the Ameritrade Financing Facility.
     The Term A Facility and the Term B Facility contain provisions for prepayments from a portion of excess cash flow and from the net cash proceeds of asset sales and debt issuances, subject to certain exceptions.
     The obligations under the Ameritrade Financing Facility are guaranteed by TD Ameritrade’s material domestic subsidiaries, other than broker-dealer subsidiaries, with certain exceptions, and are secured by a lien on substantially all of the assets of each guarantor, including a pledge of the ownership interests in each first-tier broker-dealer subsidiary held by a guarantor and 65% of the ownership interests in each first-tier foreign subsidiary held by a guarantor, with certain exceptions. On January 24, 2006, concurrently with the closing of the TD Waterhouse Transaction, TD Waterhouse was added as an additional guarantor to the Ameritrade Financing Facility and TD Waterhouse granted a lien on substantially all of its assets (including its ownership interest in each of its first-tier broker dealer subsidiaries) as additional security for the Ameritrade Financing Facility.
     The Ameritrade Financing Facility contains certain covenants that limit or restrict the incurrence of liens, investments (including acquisitions), sales of assets, indebtedness and mergers and consolidations, subject to certain exceptions. The Ameritrade Financing Facility also restricts the payment of dividends on TD Ameritrade’s outstanding capital stock and repurchases or redemptions of TD Ameritrade’s outstanding capital stock, subject to certain exceptions. TD Ameritrade is also required to maintain compliance with a consolidated leverage ratio covenant and a consolidated interest coverage ratio covenant, and TD Ameritrade’s broker-dealer subsidiaries are required to maintain compliance with a minimum regulatory net capital covenant.
Item 3.03 Material Modification to Rights of Security Holders.
     On January 24, 2006, Ameritrade filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware in connection with the closing of the TD Waterhouse Transaction. A summary of the modifications to the rights of holders of TD Ameritrade common stock, $0.01 par value per share, made in the amended and restated certificate of incorporation is set forth below.
     The amended and restated certificate of incorporation prohibits TD Ameritrade from adopting a stockholder rights plan or other similar anti-takeover measure unless it (1) expressly excludes TD and its affiliates and certain stockholders affiliated with J. Joe Ricketts from its operation to the extent any of their actions would be permitted under the Stockholders Agreement and (2) does not impair any of the rights of TD and certain stockholders affiliated with J. Joe Ricketts under the Stockholders Agreement.
     The amended and restated certificate of incorporation increased the authorized shares of common stock, $0.01 par value per share, from 650,000,000 to 1,000,000,000.
     The amended and restated certificate of incorporation requires any action to be taken by TD Ameritrade’s stockholders to be taken at a duly called annual or special meeting of stockholders. TD Ameritrade’s prior certificate of incorporation permitted TD Ameritrade stockholders to act also by written consent in lieu of a meeting, but the amended and restated certificate of incorporation prohibits stockholder actions by written consent.
     The amended and restated certificate of incorporation provides that the board of directors of TD Ameritrade will be comprised of twelve members. The amended and restated certificate of incorporation further provides that, following the occurrence of certain terminations events set forth in the Stockholders Agreement, the board of directors may fix and change the size of the TD Ameritrade board.
     The amended and restated certificate of incorporation requires the board of directors to maintain, until the occurrence of certain events described in the amended and restated certificate of incorporation, an outside independent directors committee composed solely of all of the outside independent directors on the board of directors, which committee, among other things, will have the authority at certain times to nominate or appoint new outside independent directors to the board of directors by following the procedures set forth in the amended and restated certificate of incorporation.
     The amended and restated certificate of incorporation provides that, prior to the occurrence of certain termination events set forth in the Stockholders Agreement, the TD Ameritrade board of directors will maintain a committee of the board comprised solely of all of the members of the board of directors other than directors designated by TD under the Stockholders Agreement, for purposes of making determinations relating to any acquisition by TD Ameritrade of a competing business acquired by TD.
     The amended and restated certificate of incorporation specifically allocates corporate opportunities between TD Ameritrade and TD until such time as TD no longer beneficially owns voting securities of TD Ameritrade representing at least 4.17% of the total voting power of all outstanding TD Ameritrade voting securities and sets forth the procedure for allocating such corporate opportunities. This provision for allocating corporate opportunities may only be amended by the affirmative vote of the holders of at least 80% of the voting power of TD Ameritrade’s issued and outstanding capital stock entitled to vote on that matter, and any such amendment (or any adoption of any inconsistent provision in the amended and restated certificate of incorporation) will not apply to any matter occurring prior to such amendment or adoption.
     The amended and restated certificate of incorporation also (1) changed the corporate name of Ameritrade to “TD Ameritrade Holding Corporation,” (2) made changes to the provisions relating to the calling of special meetings of stockholders, and (3) conformed certain procedures for the nomination and removal of directors to the terms of the Stockholders Agreement.
     Please see Item 5.03 below for a description of modifications to the rights of TD Ameritrade common stockholders pursuant to the amended bylaws of TD Ameritrade.
Item 5.03 Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.
     Effective January 24, 2006, the bylaws of TD Ameritrade were amended in connection with the closing of the TD Waterhouse Transaction.
     The bylaws have been amended to provide (1) the TD Ameritrade board of directors with the discretion to determine that any meeting of stockholders may be held solely by means of remote communication, (2) that special meetings of the stockholders may only be called in accordance with Article 5 of the amended and restated certificate of incorporation, and (3) that at all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect. Prior to January 24, 2006, the bylaws did not give the board of directors the discretion to determine that any meeting of stockholders may be held solely by means of remote communication and the bylaws provided that special meetings of the stockholders could be called by holders of 25% of the issued and outstanding capital stock of the Company entitled to vote.
     The bylaws have also been amended to (1) provide for the appointment of an outside independent directors committee consisting of such members as may be required by the Stockholders Agreement, (2) provide for the appointment of a non-TD directors committee consisting of such members as may be required by the Stockholders Agreement, (3) eliminate the concept of an executive committee of the board of directors, (4) provide for consents and waivers by the board of directors to be conveyed by electronic transmission and (5) eliminate the nine member board provisions in a manner consistent with the amended and restated certificate of incorporation.
     The bylaws have also been amended to (1) provide that, so long as the corporate governance provisions of the Stockholders Agreement remain in effect, any new chief executive officer of TD Ameritrade may be appointed only with the approval of at least two-thirds of all of the directors then serving on the board of directors, and (2) provide for the following additional positions: vice chairman of the board of directors, a president, a chief operating officer, one or more executive vice presidents and one or more senior vice presidents. Prior to the effectiveness of the amended bylaws, no special voting requirements existed for the appointment of the chief executive officer. Prior to January 24, 2005, the bylaws provided that the officers required to be chosen by the board of directors included a chairman of the board, chief executive officer and a secretary and a treasurer and certain other officers could be elected in the discretion of the board of directors.
     The bylaws have also been amended to provide that, so long as the corporate governance provisions of the Stockholders Agreement remain in effect, any stockholder then entitled to designate or nominate one or more directors of TD Ameritrade under the terms of the Stockholders Agreement may nominate persons for election as directors at any meeting of the stockholders without complying with the advance notice provisions.
     The bylaws have also been amended to provide that the chief executive officer appointment provision may only be amended by (1) the unanimous vote of the board of directors or (2) the affirmative vote of the holders of at least 80% in voting power of the shares of capital stock of TD Ameritrade issued and outstanding and entitled to vote thereon.
     On January 24, 2006, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. The Amended and Restated Certificate of Incorporation is described in Item 3.03 above and was also described in the Company’s definitive proxy statement filed on December 5, 2005 in connection with proposal number 2 and all related sub-proposals thereunder.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
     The financial statements required by Item 9.01(a) of Form 8–K will be filed by amendment within 71 calendar days after the date this report on Form 8–K must be filed.
     (b) Pro Forma Financial Information.
     The pro forma financial statements required by Item 9.01(b) of Form 8–K will be filed by amendment within 71 calendar days after the date this report on Form 8–K must be filed.
     (d) Exhibits.
          3.1   Amended and Restated Certificate of Incorporation, dated January 24, 2006.
          3.2   Amended and Restated Bylaws of TD Ameritrade Holding Corporation, effective January 24, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: January 27, 2006	By:	/s/ John R. MacDonald
		Name:	John R. MacDonald
		Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation, dated January 24, 2006.

3.2	Amended and Restated Bylaws of TD Ameritrade Holding Corporation, effective January 24, 2006.